Exhibit 10.5

NINTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Ninth Amendment to Employment Agreement is made and entered into as of March 1, 2006, by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and Thomas Martin (“Executive”).

Recitals

A)	On March 31, 1998 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	On March 31, 1999 a First Amendment to Employment Agreement was made and entered into by and between Employer and Executive.

C)	On November 22, 1999, a Second Amendment to Employment Agreement was made and entered into by and between Employer and Executive.

D)	On January 11, 2000, a Third Amendment to Employment Agreement was made and entered into by and between Employer and Executive.

E)	On January 24, 2001, a Fourth Amendment to Employment Agreement was made and entered into by and between Employer and Executive.

F)	Pursuant to a Memorandum dated October 16, 2001, Executive’s Annual Base Salary was increased to $190,000, effective as of September 1, 2001.

G)	On January 16, 2002, a Fifth Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

H)	On January 22, 2003, a Sixth Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

I)	On March 15, 2004, a Seventh Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

J)	On March 3, 2005, an Eighth Amendment to Employment Agreement was made and enter into by and between Employer and Executive;

K)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 2.1 of the Agreement which provides:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $215,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective January 1, 2006, to provide as follows:

2.1 Salary. For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $221,500 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

2.	Section 3.1 of the Employment Agreement, which provides:

3.1 Term. The term of Executive’s employment hereunder shall commence on April 1, 1998 and shall continue until March 31, 2006 unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

is hereby amended, effective as of March 1, 2006, to provide as follows:

3.1 Term. The term of Executive’s employment hereunder shall commence on April 1, 1998 and shall continue until March 31, 2007 unless sooner terminated or extended as hereinafter provided (the “Employment Term”).

3.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

Thomas Martin	By:	/s/ Jose Luis Laparte

/s/ Thomas D. Martin	Name:	Jose Luis Laparte

	Its:	President